Exhibit 99.1

Monster Digital, Inc. Announces Successful Stockholder Meeting

SIMI VALLEY, CA – November 10, 2017 – Monster Digital, Inc. (NASD: MSDI) ("Monster" or the "Company") today announced its special meeting of stockholders held on November 9, 2017 went smoothly and all proposals were voted affirmatively and accepted. This included a proposal to adopt the Agreement and Plan of Merger and Reorganization with Innovate Biopharmaceuticals, Inc.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

About Innovate Biopharmaceuticals, Inc.:

Innovate is a clinical stage biotechnology company focused on developing novel autoimmune/inflammation therapeutic drugs.

Innovate’s lead drug candidate, larazotide acetate (INN-202), has successfully met its primary endpoint in an efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the FDA to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in late 2017. In clinical studies in more than 800 patients, larazotide demonstrated a favorable safety profile comparable to placebo, due to what Innovate believes is its lack of systemic absorption from the small bowel. Larazotide has received Fast Track designation from the FDA.

Larazotide, an oral peptide formulated into a capsule, has a mechanism of action that decreases intestinal permeability and regulates tight junctions by reducing antigen trafficking across epithelial cells in the intestines. Innovate believes that larazotide is the only drug in the clinic with this mechanism of action of reducing intestinal permeability. Increased intestinal permeability, sometimes referred to as “leaky gut,” has been widely recognized in the literature as a gateway to multiple autoimmune diseases, including celiac disease, irritable bowel syndrome (IBS), inflammatory bowel diseases (IBD, Crohn’s and ulcerative colitis), type 1 diabetes mellitus (T1DM), nonalcoholic steatohepatitis (NASH), chronic kidney disease (CKD) and several others.

For more information, please visit http://www.innovatebiopharma.com

Exhibit 99.1

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including the timing and outcome of any NASDAQ decision with respect to our requests; our inability to take other actions to regain compliance with the NASDAQ stockholders’ equity requirement; and our inability to maintain compliance with other NASDAQ Capital Market listing requirements. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Monster Digital expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

646-863-6274

vivian@pcgadvisory.com

Innovate Biopharmaceuticals, Inc.

Kendyle Woodard

919-275-1933

investor.relations@innovatebiopharma.com